Exhibit 99.1

Tenet Reports Strong First Quarter 2025 Results

•Net income available to common shareholders in first quarter 2025 was $406 million, or $4.27 per diluted share

•Adjusted diluted earnings per share1 increased 35.4% to $4.36 in first quarter 2025 compared to $3.22 in first quarter 2024

•Consolidated Adjusted EBITDA1 in first quarter 2025 increased 13.6% to $1.163 billion compared to first quarter 2024; First quarter 2025 Adjusted EBITDA margin was 22.3%

•First quarter 2025 Ambulatory Care Adjusted EBITDA of $456 million increased 15.7% over first quarter 2024

•FY 2025 Adjusted EBITDA Outlook is expected to be in the range of $3.975 billion to $4.175 billion

DALLAS — April 29, 2025 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended March 31, 2025.

"We had an excellent start to the year driven by strong same-store revenue growth and operational discipline, resulting in earnings and cash flows well ahead of our expectations," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We continue to expand access to high-quality specialty care as we effectively execute on our mission to deliver quality, compassionate care in the communities we serve."

Tenet’s results for first quarter 2025 versus first quarter 2024 are as follows:

	Three Months Ended March 31,
($ in millions, except per share results)	2025	2024
Net operating revenues	$5,223	$5,368
Net income available to Tenet common shareholders	$406	$2,151
Net income available to Tenet common shareholders per diluted share	$4.27	$21.38
Adjusted EBITDA[1]	$1,163	$1,024
Adjusted diluted earnings per share[1]	$4.36	$3.22

•Net income available to the Company’s common shareholders in first quarter 2025 was $406 million, or $4.27 per diluted share, versus $2.151 billion, or $21.38 per diluted share, in first quarter 2024. First quarter 2024 results included a pre-tax gain of $2.5 billion ($1.856 billion after-tax, or $18.45 per diluted share) primarily associated with the divestiture of three hospitals in South Carolina and six hospitals in California.

•Adjusted EBITDA1 in first quarter 2025 was $1.163 billion compared to $1.024 billion in first quarter 2024, reflecting strong growth in same-hospital admissions and ambulatory net revenue per case, favorable payer mix, and disciplined expense management, partially offset by the impact of hospital divestitures.

•In the first quarter of 2025, the Company recognized a $40 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years. First quarter 2024 results included a $44 million favorable pre-tax impact for additional Medicaid supplemental revenues related to the last three months of 2023.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the three months ended March 31, 2025 were $815 million versus $586 million for the three months ended March 31, 2024.

•The Company produced free cash flow1 of $642 million for the three months ended March 31, 2025 versus $346 million for the three months ended March 31, 2024.

•In the three months ended March 31, 2025, the Company repurchased 2,629,195 shares of common stock for $348 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.46x at March 31, 2025 compared to 2.54x at December 31, 2024.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of March 31, 2025, USPI had interests in 520 ambulatory surgery centers (380 consolidated) and 25 surgical hospitals (seven consolidated) in 37 states.

	Three Months Ended March 31,
Ambulatory segment results ($ in millions)	2025	2024
Revenues
Net operating revenues	$1,194	$995
Same-facility system-wide net patient service revenues[2]	$1,945	$1,821
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	6.8%	6.4%
Same-facility system-wide net patient service revenue per case	9.1%	6.8%
Same-facility system-wide surgical cases[2]	(2.1)%	(0.4)%
Same-facility system-wide surgical cases on same-business day basis[2]	(0.6)%	(0.4)%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$456	$394
Adjusted EBITDA margin	38.2%	39.6%
Adjusted EBITDA less NCI	$279	$241

•First quarter 2025 net operating revenues increased 20.0% compared to first quarter 2024 driven by strong net revenue per case growth, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 6.8% in first quarter 2025 compared to first quarter 2024, with cases down 2.1% and net revenue per case up 9.1%. Net revenue per case growth was driven by favorable case mix, increases in higher acuity volumes over the prior year, as well as favorable payer mix.

•First quarter 2025 Adjusted EBITDA increased 15.7% compared to first quarter 2024, due to strong net revenue per case growth, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended March 31,
Hospital segment results ($ in millions)	2025	2024
Revenues
Net operating revenues	$4,029	$4,373
Same-hospital net patient service revenues[3]	$3,460	$3,271
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	4.4%	4.2%
Adjusted admissions[4]	2.9%	1.8%
Outpatient visits (including outpatient ER visits)	0.7%	(0.8)%
Emergency Room visits (inpatient and outpatient)	1.4%	3.9%
Hospital surgeries	(1.4)%	(2.0)%
Adjusted EBITDA
Adjusted EBITDA	$707	$630
Adjusted EBITDA margin	17.5%	14.4%

•First quarter 2025 net operating revenues declined 7.9% from first quarter 2024 primarily due to the impact of hospital divestitures in 2024, partially offset by strong same hospital admissions growth, and favorable payer mix.

•Same-hospital net patient service revenue per adjusted admission increased 2.8% year-over-year for first quarter 2025 primarily due to favorable payer mix, and our focus on growing higher acuity services.

•Adjusted EBITDA in first quarter 2025 was $707 million compared to $630 million in first quarter 2024, reflecting strong same-hospital admissions growth and revenue per adjusted admission, favorable payer mix, and disciplined expense management, partially offset by the impact of hospital divestitures.

•In the first quarter of 2025, the Company recognized a $40 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years. First quarter 2024 results included a $44 million favorable pre-tax impact for additional Medicaid supplemental revenues related to the last three months of 2023.

2025 Outlook1

Tenet’s Outlook for full year 2025 (consolidated and by segment) follows.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2025 Outlook
Net operating revenues	$20,600 to $21,000
Net income available to Tenet common stockholders	$1,057 to $1,202
Adjusted EBITDA	$3,975 to $4,175
Adjusted EBITDA margin	19.3% to 19.9%
Diluted income per common share	$11.37 to $12.92
Adjusted net income	$1,115 to $1,220
Adjusted diluted earnings per share	$11.99 to $13.12
Equity in earnings of unconsolidated affiliates	$265 to $275
Depreciation and amortization	$805 to $835
Interest expense	$795 to $805
Income tax expense[5]	$425 to $470
Net income available to NCI	$910 to $960
Weighted average diluted common shares	~93 million
Net cash provided by operating activities	$2,500 to $2,850
Adjusted net cash provided by operating activities	$2,600 to $2,900
Capital expenditures	$700 to $800
Free cash flow	$1,800 to $2,050
Adjusted free cash flow	$1,900 to $2,100
NCI cash distributions	$750 to $800

Ambulatory Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$4,850 to $5,000
Adjusted EBITDA	$1,915 to $1,985
NCI	$760 to $790
Adjusted EBITDA less NCI	$1,155 to $1,195
Changes versus prior year[6]:
Same-facility system-wide revenue	Up 3.0% to 6.0%

Hospital Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$15,750 to $16,000
Adjusted EBITDA	$2,060 to $2,190
NCI	$150 to $170
Changes versus prior year[6]:
Inpatient admissions	Up 2.0% to 3.0%
Adjusted admissions	Up 2.0% to 3.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s first quarter 2025 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on April 29, 2025. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on April 29, 2025.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2025 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2025, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2024 through March 31, 2025. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
First Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended March 31,
	2025	%	2024	%	Change
Net operating revenues	$5,223	100.0%	$5,368	100.0%	(2.7)%
Equity in earnings of unconsolidated affiliates	56	1.1%	59	1.1%	(5.1)%
Operating expenses:
Salaries, wages and benefits	2,119	40.6%	2,321	43.2%	(8.7)%
Supplies	907	17.4%	928	17.3%	(2.3)%
Other operating expenses, net	1,090	20.9%	1,154	21.5%	(5.5)%
Depreciation and amortization	206	3.9%	208	3.9%
Impairment and restructuring charges, and acquisition-related costs	19	0.3%	27	0.5%
Litigation and investigation costs	17	0.3%	4	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(22)	(0.4)%	(2,500)	(46.6)%
Operating income	943	18.1%	3,285	61.2%
Interest expense	(204)		(218)
Other non-operating income, net	26		25
Loss from early extinguishment of debt	—		(8)
Income before income taxes	765		3,084
Income tax expense	(143)		(750)
Net income	622		2,334
Less: Net income available to noncontrolling interests	216		183
Net income available to Tenet Healthcare Corporation common shareholders	$406		$2,151

Earnings available to Tenet Healthcare Corporation common shareholders:
Basic	$4.31		$21.60
Diluted	$4.27		$21.38

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	94,242		99,581
Diluted	95,019		100,598

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,999	$3,019
Accounts receivable	2,619	2,536
Inventories of supplies, at cost	344	346
Assets held for sale	21	21
Other current assets	1,930	1,760
Total current assets	7,913	7,682
Investments and other assets	3,069	3,037
Deferred income taxes	78	80
Property and equipment, at cost, less accumulated depreciation and amortization	5,991	6,049
Goodwill	10,786	10,691
Other intangible assets, at cost, less accumulated amortization	1,400	1,397
Total assets	$29,237	$28,936

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$88	$92
Accounts payable	1,327	1,294
Accrued compensation and benefits	710	899
Professional and general liability reserves	268	238
Accrued interest payable	248	149
Liabilities held for sale	12	13
Income tax payable	149	18
Other current liabilities	1,649	1,607
Total current liabilities	4,451	4,310
Long-term debt, net of current portion	13,082	13,081
Professional and general liability reserves	877	900
Defined benefit plan obligations	297	298
Deferred income taxes	226	227
Other long-term liabilities	1,651	1,573
Total liabilities	20,584	20,389
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,776	2,727
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,826	4,873
Accumulated other comprehensive loss	(178)	(180)
Retained earnings	3,414	3,008
Common stock in treasury, at cost	(3,889)	(3,538)
Total shareholders’ equity	4,181	4,171
Noncontrolling interests	1,696	1,649
Total equity	5,877	5,820
Total liabilities and equity	$29,237	$28,936

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024
Net income	$622	$2,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206	208
Deferred income tax expense (benefit)	4	(38)
Stock-based compensation expense	21	17
Impairment and restructuring charges, and acquisition-related costs	19	27
Litigation and investigation costs	17	4
Net gains on sales, consolidation and deconsolidation of facilities	(22)	(2,500)
Loss from early extinguishment of debt	—	8
Equity in earnings of unconsolidated affiliates, net of distributions received	5	3
Amortization of debt discount and debt issuance costs	6	8
Other items, net	2	(5)
Changes in cash from operating assets and liabilities:
Accounts receivable	(69)	(263)
Inventories and other current assets	(108)	(18)
Income taxes	132	783
Accounts payable, accrued expenses and other current liabilities	24	19
Other long-term liabilities	(8)	24
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(36)	(25)
Net cash provided by operating activities	815	586
Cash flows from investing activities:
Purchases of property and equipment	(173)	(240)
Purchases of businesses or joint venture interests, net of cash acquired	(27)	(449)
Proceeds from sales of facilities and other assets	11	4,030
Proceeds from sales of marketable securities and long-term investments	14	7
Purchases of marketable securities and long-term investments	(17)	(10)
Other items, net	5	(10)
Net cash provided by (used in) investing activities	(187)	3,328
Cash flows from financing activities:
Repayments of borrowings	(32)	(2,141)
Proceeds from borrowings	1	2
Repurchases of common stock	(348)	(278)
Distributions paid to noncontrolling interests	(189)	(162)
Proceeds from the sale of noncontrolling interests	11	5
Purchases of noncontrolling interests	(41)	(52)
Repayments of advances from managed care payers	(11)	—
Other items, net	(39)	(35)
Net cash used in financing activities	(648)	(2,661)
Net increase (decrease) in cash and cash equivalents	(20)	1,253
Cash and cash equivalents at beginning of period	3,019	1,228
Cash and cash equivalents at end of period	$2,999	$2,481
Supplemental disclosures:
Interest paid, net of capitalized interest	$(99)	$(162)
Income tax payments, net	$(7)	$(5)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2025	2024
Net operating revenues:
Ambulatory Care	$1,194	$995
Hospital Operations and Services	4,029	4,373
Total	$5,223	$5,368

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$54	$56
Hospital Operations and Services	2	3
Total	$56	$59

Adjusted EBITDA:
Ambulatory Care	$456	$394
Hospital Operations and Services	707	630
Total	$1,163	$1,024

Adjusted EBITDA margins:
Ambulatory Care	38.2%	39.6%
Hospital Operations and Services	17.5%	14.4%
Total	22.3%	19.1%

Capital expenditures:
Ambulatory Care	$25	$18
Hospital Operations and Services	148	222
Total	$173	$240

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$406	$2,151
Less:
Impairment and restructuring charges, and acquisition-related costs	(19)	(27)
Litigation and investigation costs	(17)	(4)
Net gains on sales, consolidation and deconsolidation of facilities	22	2,500
Loss from early extinguishment of debt	—	(8)
Tax and noncontrolling interests impact of above items	6	(634)
Adjusted net income available to common shareholders	$414	$324

Diluted earnings per share	$4.27	$21.38
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.20)	(0.27)
Litigation and investigation costs	(0.18)	(0.04)
Net gains on sales, consolidation and deconsolidation of facilities	0.23	24.85
Loss from early extinguishment of debt	—	(0.08)
Tax and noncontrolling interests impact of above items	0.06	(6.30)
Adjusted diluted earnings per share	$4.36	$3.22

Weighted average basic shares outstanding (in thousands)	94,242	99,581
Weighted average dilutive shares outstanding (in thousands)	95,019	100,598

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$406	$2,151
Less:
Net income available to noncontrolling interests	(216)	(183)
Net income	622	2,334
Income tax expense	(143)	(750)
Loss from early extinguishment of debt	—	(8)
Other non-operating income, net	26	25
Interest expense	(204)	(218)
Operating income	943	3,285
Litigation and investigation costs	(17)	(4)
Net gains on sales, consolidation and deconsolidation of facilities	22	2,500
Impairment and restructuring charges, and acquisition-related costs	(19)	(27)
Depreciation and amortization	(206)	(208)
Adjusted EBITDA	$1,163	$1,024

Net operating revenues	$5,223	$5,368

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	7.8%	40.1%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	22.3%	19.1%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2025	2024
Net cash provided by operating activities	$815	$586
Purchases of property and equipment	(173)	(240)
Free cash flow	$642	$346

Net cash provided by (used in) investing activities	$(187)	$3,328
Net cash used in financing activities	$(648)	$(2,661)

Net cash provided by operating activities	$815	$586
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(36)	(25)
Adjusted net cash provided by operating activities	851	611
Purchases of property and equipment	(173)	(240)
Adjusted free cash flow	$678	$371

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2025
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,057	$1,202
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Net gains on sales, consolidation and deconsolidation of facilities(2)	22	22
Tax and noncontrolling interests impact of above items	20	10
Adjusted net income available to common shareholders	$1,115	$1,220

Diluted earnings per share	$11.37	$12.92
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.08)	(0.55)
Net gains on sales, consolidation and deconsolidation of facilities	0.24	0.24
Tax and noncontrolling interests impact of above items	0.22	0.11
Adjusted diluted earnings per share	$11.99	$13.12

Weighted average basic shares outstanding (in thousands)	92,000	92,000
Weighted average dilutive shares outstanding (in thousands)	93,000	93,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2025.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,057	$1,202
Less:
Net income available to noncontrolling interests	(910)	(960)
Income tax expense	(425)	(470)
Interest expense	(805)	(795)
Other non-operating income, net	105	115
Net gains on sales, consolidation and deconsolidation of facilities(2)	22	22
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Depreciation and amortization	(805)	(835)
Adjusted EBITDA	$3,975	$4,175

Net income available to Tenet Healthcare Corporation common shareholders	$1,057	$1,202
Net operating revenues	$20,600	$21,000
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	5.1%	5.7%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	19.3%	19.9%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2025.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net cash provided by operating activities	$2,500	$2,850
Purchases of property and equipment	(700)	(800)
Free cash flow	$1,800	$2,050

Net cash provided by operating activities	$2,500	$2,850
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(100)	(50)
Adjusted net cash provided by operating activities	2,600	2,900
Purchases of property and equipment	(700)	(800)
Adjusted free cash flow(2)	$1,900	$2,100

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs or settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.